UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0708398
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826

(Address of Principal Executive Offices including Zip Code)

AMENDED AND RESTATED LIGHTPATH TECHNOLOGIES, INC.

OMNIBUS INCENTIVE PLAN

(Full title of the plan)

J. JAMES GAYNOR, CHIEF EXECUTIVE OFFICER

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826

(Name and address of agent for service)

(407) 382-4003

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $.01 par value	800,000	$1.03	$824,000	$32.38

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of that same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the Class A Common Stock as reported on the NASDAQ on November 3, 2008, which was $1.03.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to the participants in the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (the “Plan”) in accordance with Form S-8 and Rule 428 of the Securities Act of 1933, as amended.

Effective as of November 1, 2007, LightPath Technologies, Inc. (the “Company”), amended the Plan to increase the number of shares of Class A common stock, $0.01 par value per share (the “Common Stock”), subject thereto by 800,000 shares to a total of 1,715,625 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

This Registration Statement on Form S-8 is being filed solely to register, pursuant to the Securities Act of 1933, as amended, 800,000 additional shares of Common Stock of the Company issuable pursuant to the Plan.

The Company has previously filed a registration statement on Form S-8 (File No. 333-23511) covering 75,000 shares of Common Stock initially authorized for issuance under its Amended & Restated Directors Stock Option Plan, a registration statement on Form S-8 (File No. 333-92017) covering an additional 225,000 shares of Common Stock authorized for issuance under that plan, a registration statement on Form S-8 (File No. 333-96083) covering an additional 50,000 shares of Common Stock authorized for issuance under that plan, and a registration statement on Form S-8 (File No. 333-50974) covering an additional 100,000 shares of Common Stock authorized for issuance under that plan.

The Company has previously filed a registration statement on Form S-8 (File No. 333-23515) covering 325,000 shares of Common Stock initially authorized for issuance under its Amended Omnibus Incentive Plan, a registration statement on Form S-8 (File No. 333-40715) covering an additional 1,500,000 shares of Common Stock authorized for issuance under that plan, and a registration statement on Form S-8 (File No. 333-50976) covering an additional 1,450,000 shares of Common Stock authorized for issuance under that plan.

Effective October 15, 2002, the Company adopted the Plan, which consolidated its Amended & Restated Directors Option Plan and its Amended Omnibus Incentive Plan. The 3,725,000 of Common Stock which were previously subject to the two predecessor plans were then subject to the Plan. On February 28, 2003, the Company’s Board of Directors authorized a 1-for-8 reverse split of the Common Stock. On December 17, 2004, the Company filed a registration statement on Form S-8 (File No. 333-121-389) covering an additional 450,000 shares of Common Stock authorized for issuance under the Plan. As a result, prior to the amendment covered by this Registration Statement, there were 915,625 shares of Common Stock subject to the Plan.

The contents of all of the aforementioned registration statements on Form S-8, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, the Company’s Definitive Proxy Statement for its annual meeting of stockholders held on November 1, 2007, and all other documents previously filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, with the Securities and Exchange Commission, are incorporated herein by reference in this Registration Statement and made a part hereof.

Item 8.	EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Securities and Exchange Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document

*4.1	Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (filed as an exhibit to the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 12, 2002 and incorporated herein by reference).

4.2	Amendment No. 3 to Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (filed herewith).

5.1	Legal Opinion of Baker & Hostetler LLP, counsel to the Company (filed herewith).

23.1	Consent of Cross, Fernandez & Riley LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Baker & Hostetler LLP, counsel to the Registrant (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 4th day of November, 2008.

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ J. James Gaynor
J. James Gaynor
Chief Executive Officer, President

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints J. James Gaynor as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES

Signatures	Title	Date

/s/ J. James Gaynor J. James Gaynor	Chief Executive Officer & President (Principal Executive Officer)	November 4, 2008

/s/ Dorothy M. Cipolla Dorothy M. Cipolla	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 4, 2008

/s/ Robert Ripp Robert Ripp	Chairman of the Board and Director	November 4, 2008

/s/ Sohail Khan Sohail Khan	Director	November 4, 2008

/s/ Dr. Steven R.J. Brueck Dr. Steven R.J. Brueck	Director	November 4, 2008

/s/ Louis Leeburg Louis Leeburg	Director	November 4, 2008

/s/ Gary Silverman Gary Silverman	Director	November 4, 2008

INDEX TO EXHIBITS

Exhibit Number	Description of Documents	Page

*4.1	Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (filed as an exhibit to the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 12, 2002 and incorporated herein by reference).

4.2	Amendment No. 3 to Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (filed herewith).

5.1	Legal Opinion of Baker & Hostetler LLP, counsel to the Company (filed herewith).

23.1	Consent of Cross, Fernandez & Riley, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Baker & Hostetler LLP, counsel to the Registrant (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

*	Previously filed.